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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Universal Outdoor Holdings, Inc. for the registration of 4,800,000 shares of its common stock and to the incorporation by reference therein of our report dated July 21, 1995, with respect to the consolidated financial statements of NOA Holding Company for the year ended May 31, 1995 included in Universal Outdoor Holdings, Inc.'s Current Report on Form 8-K dated July 31, 1997, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Minneapolis, Minnesota
July 31, 1997